Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. 2nd Quarter 2014 Results

Denver, Colorado, July 31, 2014 – DaVita HealthCare Partners Inc. (NYSE: DVA) today announced results for the quarter ended June 30, 2014. Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2014 was $205.7 million and $389.0 million, or $0.95 and $1.80 per share, respectively, excluding debt refinancing charges. Income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2014 including this item was $147.7 million and $331.0 million, or $0.68 and $1.53 per share, respectively.

Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2013 was $197.4 million and $394.3 million, or $0.92 and $1.84 per share, respectively, excluding a contingent earn-out obligation adjustment. In addition, adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the six months ended June 30, 2013 excluded a loss contingency reserve. Income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2013 including these items was $254.4 million and $271.3 million, or $1.18 and $1.26 per share, respectively.

Financial and operating highlights include:

•	Cash Flow: For the rolling twelve months ended June 30, 2014, operating cash flow was $1.769 billion and free cash flow was $1.350 billion. For the three months ended June 30, 2014, operating cash flow was $262 million and free cash flow was $165 million. For a definition of free cash flow see Note 4 to the reconciliations of non-GAAP measures.

•	Operating / Adjusted Operating Income: Operating income for the three and six months ended June 30, 2014 was $484 million and $926 million, respectively. Adjusted operating income for the three and six months ended June 30, 2013 was $465 million and $932 million, respectively, excluding a contingent earn-out obligation. In addition, adjusted operating income for the six months ended June 30, 2013 excluded a pre-tax loss contingency reserve. Operating income for the three and six months ended June 30, 2013 including these items was $522 million and $689 million, respectively.

HCP’s operating income for the three months ended June 30, 2014, benefited from the recognition of net deferred revenues of approximately $26 million related to the maintenance of existing physician networks, of which $6 million was related to the first quarter of 2014 and the remaining $20 million was primarily related to 2013.

•	Adjusted Diluted Income from Continuing Operations Per Share: Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2014, excluding the amortization of intangible assets associated with acquisitions and debt refinancing charges, which net of tax impacts was $231 million and $439 million, respectively, and adjusted diluted income from continuing operations was $1.06 and $2.03 per share, respectively.

Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. for the three months ended June 30, 2013, excluding the amortization of intangible assets associated with acquisitions, and a contingent earn-out obligation adjustment, which net of tax impacts was $222 million, and adjusted diluted income from continuing operations was $1.03 per share. In addition, adjusted income from continuing operations for the six months ended June 30, 2013 as further adjusted to exclude a loss contingency reserve, which net of tax impacts was $443 million, and adjusted diluted income from continuing operations was $2.06 per share.

•	Volume: Total U.S. dialysis treatments for the second quarter of 2014 were 6,196,394, or 79,441 treatments per day, representing a per day increase of 5.6% over the second quarter of 2013. Non-acquired treatment growth and normalized non-acquired treatment growth in the quarter increased 5.0% over the second quarter of 2013.

The number of member months for which HCP provided capitated care during the second quarter of 2014 was approximately 2.5 million representing an increase of 11% as compared to the second quarter of 2013, inclusive of growth contributed from acquisitions.

•	Effective Tax Rate: Our effective tax rate was 35.7% and 36.5% for the three and six months ended June 30, 2014, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita HealthCare Partners Inc. was 40.5% for the three and six months ended June 30, 2014.

We still expect our 2014 effective tax rate attributable to DaVita HealthCare Partners Inc. to be in the range of 40.0% to 41.0%.

•	Debt Transactions: As previously announced in June 2014, we entered into $5.5 billion of New Senior Secured Credit Facilities consisting of a $1.0 billion revolving line of credit, a $1.0 billion New Term Loan A and a $3.5 billion New Term Loan B. In addition, we issued $1.75 billion 5 1⁄8% Senior Notes due 2024. As a result, we received total proceeds of $6.25 billion and used a portion of the proceeds to pay-off all outstanding principal balances under our then existing Senior Secured Credit Facilities, to purchase or redeem all of our $775 million 6 3⁄8% Senior Notes due 2018 (6 3⁄8% Senior Notes), to pay fees and other expenses related to the refinancing, as well as for general corporate purposes.

As a result of these transactions, we recorded debt refinancing charges of $97.5 million that consist of the cash tender premiums, a redemption premium, the write-off of existing deferred financing costs, the write-off of certain new refinancing costs, other professional fees and $3.1 million of losses associated with the termination of several of our interest rate swap agreements.

•	Center Activity: As of June 30, 2014, we provided dialysis services to a total of approximately 174,000 patients at 2,203 outpatient dialysis centers, of which 2,119 centers are located in the United States and 84 centers are located in ten countries outside of the United States. During the second quarter of 2014, we opened a total of 22 new dialysis centers in the United States. We also acquired three dialysis centers and opened six new dialysis centers outside of the United States.

Outlook

•	We are updating our consolidated operating income guidance for 2014 to now be in the range of $1.755 billion to $1.840 billion. Our previous consolidated operating income guidance for 2014 was in the range of $1.725 billion to $1.840 billion.

•	We are also updating our operating income guidance for our dialysis services and related ancillary businesses including our corporate level expenses, which we refer to as Kidney Care, for 2014 to now be in the range of $1.550 billion to $1.600 billion. Our previous operating income guidance for Kidney Care for 2014 was in the range of $1.520 billion to $1.580 billion.

•	We are lowering the high end of our operating income guidance for HCP for 2014 to now be in the range of $205 million to $240 million. Our previous operating income guidance for HCP for 2014 was in the range of $205 million to $260 million.

•	We still expect our consolidated operating cash flow for 2014 to be in the range of $1.450 billion to $1.550 billion.

These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections. Our consolidated operating cash flow amounts for 2014 exclude any potential payment relating to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations.

We will be holding a conference call to discuss our results for the second quarter ended June 30, 2014 on July 31, 2014 at 5:00 p.m. Eastern Time. The dial in number for the U.S. is (888) 950-9401 and for international is (517) 308-9354. A replay of the conference call will be available on DaVita’s official web page, www.davitahealthcarepartners.com, for the following 30 days.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2014 consolidated operating income, our 2014 Kidney Care operating income, HCP’s 2014 operating income, our 2014 consolidated operating cash flows and our 2014 effective tax rate attributable to DaVita HealthCare Partners Inc. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2013, our subsequent quarterly and annual reports and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2014 Medicare Advantage benchmark structure,

•	risks arising from potential federal and/or state legislation that could have an adverse effect on our operations and profitability,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and current or potential investigations by various government entities and related government or private-party proceedings, including risks relating to the resolution of the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, such as restrictions on our business and operations required by a corporate integrity agreement and other settlement terms, and the financial impact thereof,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates,

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States,

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Patient service revenues	$2,187,249	$2,048,651	$4,301,347	$4,028,524
Less: Provision for uncollectible accounts	(88,052)	(72,191)	(171,249)	(142,248)

Net patient service revenues	2,099,197	1,976,460	4,130,098	3,886,276
Capitated revenues	799,369	710,074	1,586,934	1,472,689
Other revenues	273,923	185,139	498,233	342,290

Total net revenues	3,172,489	2,871,673	6,215,265	5,701,255

Operating expenses and charges:
Patient care costs and other costs	2,246,538	2,014,320	4,426,310	3,975,211
General and administrative	298,636	268,110	582,697	552,520
Depreciation and amortization	145,907	130,589	288,486	256,498
Provision for uncollectible accounts	3,208	1,260	5,719	2,138
Equity investment income	(6,095)	(7,649)	(13,467)	(17,016)
Loss contingency reserve	—	—	—	300,000
Contingent earn-out obligation adjustment	—	(56,977)	—	(56,977)

Total operating expenses and charges	2,688,194	2,349,653	5,289,745	5,012,374

Operating income	484,295	522,020	925,520	688,881
Debt expense	(106,132)	(108,096)	(212,467)	(213,913)
Debt refinancing charges	(97,548)	—	(97,548)	—
Other income (loss), net	1,693	(1,374)	3,391	(776)

Income from continuing operations before income taxes	282,308	412,550	618,896	474,192
Income tax expense	100,887	129,192	225,738	144,336

Income from continuing operations	181,421	283,358	393,158	329,856
Discontinued operations:
Loss from operations of discontinued operations, net of tax	—	—	—	(139)
Gain on disposal of discontinued operations, net of tax	—	—	—	13,375

Net income	181,421	283,358	393,158	343,092
Less: Net income attributable to noncontrolling interests	(33,738)	(28,982)	(62,186)	(58,552)

Net income attributable to DaVita HealthCare Partners Inc.	$147,683	$254,376	$330,972	$284,540

Earnings per share:
Basic income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.70	$1.21	$1.56	$1.29

Basic net income per share attributable to DaVita HealthCare Partners Inc.	$0.70	$1.21	$1.56	$1.36

Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.68	$1.18	$1.53	$1.26

Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$0.68	$1.18	$1.53	$1.33

Weighted average shares for earnings per share:
Basic	212,258,994	209,797,334	211,817,893	209,385,380

Diluted	216,720,944	214,849,164	216,420,713	214,490,452

Amounts attributable to DaVita HealthCare Partners Inc.:
Income from continuing operations	$147,683	$254,376	$330,972	$271,291
Discontinued operations	—	—	—	13,249

Net income	$147,683	$254,376	$330,972	$284,540

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income	$181,421	$283,358	$393,158	$343,092

Other comprehensive income (loss), net of tax:
Unrealized losses on interest rate swap and cap agreements:
Unrealized (loss) gain on interest rate swap and cap agreements	(5,209)	11,685	(7,714)	9,316
Reclassifications of net swap and cap agreements realized loss into net income	4,997	3,462	8,356	5,969
Unrealized gains on investments:
Unrealized gain on investments	578	101	909	719
Reclassification of net investment realized gains into net income	—	—	(207)	(94)
Foreign currency translation adjustments	1,939	(1,841)	1,967	(3,947)

Other comprehensive income	2,305	13,407	3,311	11,963

Total comprehensive income	183,726	296,765	396,469	355,055
Less: Comprehensive income attributable to noncontrolling interests	(33,738)	(28,982)	(62,186)	(58,552)

Comprehensive income attributable to DaVita HealthCare Partners Inc.	$149,988	$267,783	$334,283	$296,503

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2014	2013
Cash flows from operating activities:
Net income	$393,158	$343,092
Adjustments to reconcile net income to cash provided by operating activities:
Loss contingency reserve	—	300,000
Depreciation and amortization	288,470	256,382
Debt refinancing charges	97,548	—
Stock-based compensation expense	29,699	32,266
Tax benefits from stock award exercises	42,110	36,524
Excess tax benefits from stock award exercises	(30,238)	(28,442)
Deferred income taxes	13,826	(102,039)
Equity investment income, net	2,257	(496)
Other non-cash (income) charges and loss on disposal of assets	22,861	(69,050)
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(65,079)	(17,829)
Inventories	(10,731)	924
Other receivables and other current assets	(95,580)	(65,349)
Other long-term assets	2,158	(1,220)
Accounts payable	(46,022)	(94,894)
Accrued compensation and benefits	19,912	(14,279)
Other current liabilities	31,970	82,905
Income taxes	2,886	(9,182)
Other long-term liabilities	(17,707)	36,713

Net cash provided by operating activities	681,498	686,026

Cash flows from investing activities:
Additions of property and equipment, net	(278,593)	(258,396)
Acquisitions	(98,442)	(152,112)
Proceeds from asset and business sales	215	64,363
Purchase of investments available for sale	(6,117)	(3,286)
Purchase of investments held-to-maturity	(121,333)	(1,032)
Proceeds from sale of investments available for sale	1,277	1,091
Proceeds from sale of investments held to maturity	64,561	1,376
Purchase of intangible assets and equity investment	(4,760)	(7)
Distributions received on equity investments	337	116

Net cash used in investing activities	(442,855)	(347,887)

Cash flows from financing activities:
Borrowings	33,136,743	33,445,567
Payments on long-term debt and other financing costs	(32,788,307)	(33,696,216)
Deferred financing costs and debt redemption costs	(106,937)	(716)
Distributions to noncontrolling interests	(65,818)	(65,206)
Stock award exercises and other share issuances, net	7,274	8,819
Excess tax benefits from stock award exercises	30,238	28,442
Contributions from noncontrolling interests	28,265	20,132
Proceeds from sales of additional noncontrolling interests	933	5,903
Purchases from noncontrolling interests	(5,743)	(474)

Net cash provided by (used in) financing activities	236,648	(253,749)
Effect of exchange rate changes on cash and cash equivalents	(567)	(234)

Net increase in cash and cash equivalents	474,724	84,156
Cash and cash equivalents at beginning of the year	946,249	533,748

Cash and cash equivalents at end of the year	$1,420,973	$617,904

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	June 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$1,420,973	$946,249
Short-term investments	63,835	6,801
Accounts receivable, less allowance of $244,878 and $237,143	1,550,252	1,485,163
Inventories	99,650	88,805
Other receivables	455,620	349,090
Other current assets	164,591	176,414
Income tax receivable	6,965	10,315
Deferred income taxes	399,361	409,441

Total current assets	4,161,247	3,472,278
Property and equipment, net of accumulated depreciation of $1,936,494 and $1,778,259	2,290,844	2,189,411
Intangibles, net of accumulated amortization of $565,839 and $483,773	2,022,875	2,024,373
Equity investments	42,842	40,686
Long-term investments	87,614	79,557
Other long-term assets	66,106	79,598
Goodwill	9,254,043	9,212,974

	$17,925,571	$17,098,877

LIABILITIES AND EQUITY
Accounts payable	$405,751	$435,465
Other liabilities	465,242	464,422
Accrued compensation and benefits	626,617	603,013
Medical payables	304,551	287,452
Loss contingency reserve	397,000	397,000
Senior notes (6 3⁄8% Senior Notes)	291,907	—
Current portion of long-term debt	117,080	274,697

Total current liabilities	2,608,148	2,462,049
Long-term debt	8,390,578	8,141,231
Other long-term liabilities	386,033	380,337
Deferred income taxes	823,745	812,419

Total liabilities	12,208,504	11,796,036
Commitments and contingencies
Noncontrolling interests subject to put provisions	760,242	697,300
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 214,759,091 and 213,163,248 shares issued and outstanding at June 30, 2014 and at December 31, 2013, respectively)	215	213
Additional paid-in capital	1,089,929	1,070,922
Retained earnings	3,694,961	3,363,989
Accumulated other comprehensive income (loss)	666	(2,645)

Total DaVita HealthCare Partners Inc. shareholders’ equity	4,785,771	4,432,479
Noncontrolling interests not subject to put provisions	171,054	173,062

Total equity	4,956,825	4,605,541

	$17,925,571	$17,098,877

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2014
	June 30, 2014	March 31, 2014	June 30, 2013
1. Consolidated Financial Results:
Consolidated net revenues	$3,172	$3,043	$2,872	$6,215
Operating income	$484.3	$441.2	$522.0	$925.5
Operating income margin	15.3%	14.5%	18.2%	14.9%
Operating income excluding a contingent earn-out obligation adjustment(1)	$484.3	$441.2	$465.0	$925.5
Operating income margin excluding a contingent earn-out obligation adjustment(1)	15.3%	14.5%	16.2%	14.9%
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$147.7	$183.3	$254.4	$331.0
Income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding debt financing charges and a contingent earn-out obligation adjustment, which are all net of related tax(1)	$205.7	$183.3	$197.4	$389.0
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.68	$0.85	$1.18	$1.53
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding debt financing charges and a contingent earn-out obligation adjustment, which are all net of related tax(1)	$0.95	$0.85	$0.92	$1.80
2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	9.4%	9.3%	9.3%	9.4%
Consolidated effective tax rate	35.7%	37.1%	31.3%	36.5%
Consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	40.5%	40.5%	33.6%	40.5%
Adjusted consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	40.5%	40.5%	39.5%	40.5%
3. Summary of Division Financial Results:
Net revenues
Kidney Care:
Net dialysis and related lab services revenues	$2,025	$1,958	$1,922	$3,983
Net ancillary services and strategic initiatives revenues, including international dialysis operations	274	257	200	530
Elimination of intersegment revenues	(14)	(13)	(11)	(26)

Total kidney care net revenues	2,285	2,202	2,111	4,487
Net HCP revenues	887	841	761	1,728

Total net consolidated revenues	$3,172	$3,043	$2,872	$6,215

Operating income
Kidney Care:
Dialysis and related lab services operating income	$408	$387	$402	$795
Other – Ancillary services and strategic initiatives, including international dialysis operations operating losses	(2)	2	(7)	—
Corporate support and related long-term incentive compensation	(4)	(2)	(11)	(5)
Contingent earn-out obligation adjustment	—	—	57	—

Total kidney care operating income	402	387	441	790
HCP operating income	82	54	81	136

Total consolidated operating income	$484	$441	$522	$926

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2014
	June 30, 2014	March 31, 2014	June 30, 2013
4. Summary of Reportable Segment Financial Results:
Dialysis and Related Lab Services
Revenue:
Patient services revenues	$2,106	$2,037	$1,988	$4,142
Provision for uncollectible accounts	(84)	(82)	(69)	(166)

Net patient service operating revenues	2,022	1,955	1,919	3,976
Other revenues	3	3	3	7

Total net operating revenues	$2,025	$1,958	$1,922	$3,983

Operating expenses:
Patient care cost	$1,358	$1,323	$1,265	$2,680
General and administrative	164	155	169	319
Depreciation and amortization	99	96	89	196
Equity investment income	(4)	(3)	(3)	(7)

Total operating expenses	1,617	1,571	1,520	3,188

Segment operating income	$408	$387	$402	$795

HCP
Revenue:
HCP capitated revenues	$783	$772	$693	$1,555

Patient services revenues	62	58	52	119
Provision for uncollectible accounts	(4)	(2)	(3)	(5)

Net patient service operating revenues	58	56	49	114

Other revenues	46	13	19	59

Total net operating revenues	$887	$841	$761	$1,728

Operating expenses:
Patient care cost	$688	$672	$590	$1,360
General and administrative	77	78	56	155
Depreciation and amortization	42	42	39	84
Equity investment income	(2)	(5)	(5)	(7)

Total operating expenses	805	787	680	1,592

Segment operating income	$82	$54	$81	$136

5. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	6,196,394	5,975,627	5,867,973	12,172,021
Number of treatment days	78.0	76.4	78.0	154.4
Treatments per day	79,441	78,215	75,230	78,834
Per day year over year increase	5.6%	6.3%	7.6%	5.9%
Non-acquired growth year over year	5.0%	5.5%	5.0%	5.0%
Normalized non-acquired growth year over year	5.0%	5.0%	5.0%	5.0%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$339.82	$340.81	$338.86	$340.31
Per treatment (decrease) increase from previous quarter	(0.3%)	0.2%	(0.5%)	—
Per treatment increase from previous year	0.3%	0.1%	1.9%	0.2%
Percent of net consolidated revenues	63.5%	64.1%	66.6%	63.9%

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2014
	June 30, 2014	March 31, 2014	June 30, 2013
5. Dialysis and Related Lab Services Business Metrics: (continued)
Expenses
Patient care costs
Percent of total segment operating revenues	67.1%	67.5%	65.8%	67.3%
Per treatment	$219.16	$221.31	$215.70	$220.22
Per treatment (decrease) increase from previous quarter	(1.0%)	2.0%	(0.2%)	—
Per treatment increase from previous year	1.6%	2.4%	0.8%	2.0%
General and administrative expenses
Percent of total segment operating revenues	8.1%	7.9%	8.7%	8.0%
Per treatment	$26.47	$26.00	$28.86	$26.24
Per treatment increase (decrease) from previous quarter	1.8%	(13.9%)	(4.1%)	—
Per treatment (decrease) increase from previous year	(8.3%)	(13.6%)	1.4%	(11.0%)
Accounts receivable
Net receivables	$1,148	$1,168	$1,117	$—
DSO	53	55	54	—
Provision for uncollectible accounts as a percentage of net revenues	4.0%	4.0%	3.5%	4.0%
6. HCP Business Metrics:
Capitated membership
Total	829,000	795,000	733,000	—
Member months	2,456,000	2,373,000	2,209,000	4,829,000
Capitated revenues by sources
Commercial revenues	$177	$187	$176	$363
Senior revenues	576	565	496	1,141
Medicaid revenues	30	20	21	51

Total capitated revenues	$783	$772	$693	$1,555

Other
Total care dollars under management(1)	$1,125	$1,083	$997	$2,208
Ratio of operating income to total care dollars under management	7.3%	5.0%	8.2%	6.2%
Full time clinicians	1,134	1,129	1,073	—
IPA primary care physicians	3,402	3,337	2,846	—
7. Cash Flow:
Operating cash flow	$262.4	$419.1	$306.8	$681.5
Operating cash flow, last twelve months	$1,768.8	$1,813.2	$1,252.9	$—
Free cash flow(1)	$165.2	$336.6	$218.3	$501.8
Free cash flow, last twelve months(1)	$1,350.2	$1,403.3	$871.2	$—
Capital expenditures:
Routine maintenance/IT/other	$64.5	$49.3	$58.3	$113.9
Development and relocations	$87.5	$77.2	$83.4	$165.4
Acquisition expenditures	$30.6	$67.9	$60.6	$98.4

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	June 30, 2014	March 31, 2014	June 30, 2013
8. Debt and Capital Structure:
Total debt(3)	$8,817	$8,381	$8,496
Net debt, net of cash and cash equivalents(3)	$7,396	$7,273	$7,878
Leverage ratio (see calculation on page 12)	2.98x	2.98x	3.39x
Overall weighted average effective interest rate during the quarter	4.85%	4.89%	4.86%
Overall weighted average effective interest rate at end of the quarter	4.56%	4.87%	4.85%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	3.51%	4.19%	4.18%
Fixed and economically fixed interest rates as a percentage of our total debt(4)	59%	60%	61%
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt(4)	90%	93%	93%
9. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	98%	98%	98%
Dialysis patients with arteriovenous fistulas placed	73%	72%	72%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, HCP’s business and other ancillary services and strategic initiatives. General and administrative expenses also includes other certain corporate support and related long-term incentive compensation.
(3)	The reported balance sheet amount at June 30, 2014, excludes $17.5 million of debt discount associated with our New Term Loan B. In addition, the reported balance sheet amounts at March 31, 2014, and June 30, 2013, exclude $16.7 million and $19.6 million, respectively, of debt discounts associated with our then existing Term Loan B and Term Loan B-2.
(4)	The Term Loan B is subject to a LIBOR floor of 0.75%. Because actual LIBOR, for all periods presented above, was lower than this embedded LIBOR floor, the interest rate on the Term Loan B is set at its respective floor. At such time as the actual LIBOR-based variable component of our interest rate exceeds 0.75% on the Term Loan, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B. However, we are limited to a maximum rate of 2.50% on $2.75 billion of outstanding principal debt on the Term Loan B as a result of interest rate cap agreements. The remaining $765 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 0.75%.

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended June 30, 2014
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$679,878
Income taxes	462,415
Interest expense	396,273
Depreciation and amortization	560,725
Loss contingency reserve	97,000
Noncontrolling interests and equity investment income, net	133,014
Stock-based compensation	57,431
Debt refinancing charges	97,548
Other	42,293

“Consolidated EBITDA”	$2,526,577

June 30, 2014
Total debt, excluding debt discount of $17.5 million	$8,817,065
Letters of credit issued	83,607

8,900,672
Less: Cash and cash equivalents (less HCP’s physician owned entities cash)	(1,367,871)

Consolidated net debt	$7,532,801

Last twelve months “Consolidated EBITDA”	$2,526,577

Leverage ratio	2.98x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of June 30, 2014. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

1. Income from continuing operations and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding debt refinancing charges, a contingent earn-out obligation adjustment and a loss contingency reserve, net of related tax.

We believe that income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding debt refinancing charges, a contingent earn-out obligation adjustment and a loss contingency reserve, net of related tax, enhances a user’s understanding of our normal income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. for these periods by providing a measure that is meaningful because it excludes unusual amounts related to the debt refinancing charges that resulted from the refinancing of our Senior Secured Credit Facilities, the redemption of the $775 million 6  3⁄8% Senior Notes, as well as the termination of certain interest rate swap agreements, an adjustment to HCP’s contingent earn-out obligation and a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations and accordingly, is comparable to prior periods and indicative of consistent income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.

Income from continuing operations attributable to DaVita HealthCare Partners Inc. excluding debt refinancing charges, a contingent earn-out obligation adjustment and a loss contingency reserve, net of related tax:

	Three months ended			Six months ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Income from continuing operations attributable to DaVita HealthCare Partners Inc.	$147,683	$183,289	$254,376	$330,972	$271,291
Add (Less):
Debt refinancing charges	97,548	—	—	97,548	—
Contingent earn-out obligation adjustment	—	—	(56,977)	—	(56,977)
Loss contingency reserve	—	—	—	—	300,000
Less: Related income tax	(39,507)	—	—	(39,507)	(120,000)

	$205,724	$183,289	$197,399	$389,013	$394,314

Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. excluding debt refinancing charges, a contingent earn-out obligation adjustment and a loss contingency reserve, net of tax:

	Three months ended			Six months ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.68	$0.85	$1.18	$1.53	$1.26
Add (Less):
Debt refinancing charges	0.27	—	—	0.27	—
Contingent earn-out obligation adjustment	—	—	(0.26)	—	(0.26)
Loss contingency reserve	—	—	—	—	0.84

	$0.95	$0.85	$0.92	$1.80	$1.84

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES – (continued)

(unaudited)

(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets associated with acquisitions from our adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc. and from our adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing a different reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the remeasurement of acquired intangible assets associated with our acquisitions to fair value, and accordingly is indicative of consistent income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to income from continuing operations attributable to DaVita HealthCare Partners Inc. and diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.

Adjusted income from continuing operations and adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc., further adjusted to exclude the amortization of intangible assets associated with acquisitions:

	Three months ended			Six months ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Adjusted income from continuing operations attributable to DaVita HealthCare Partners Inc.	$205,724	$183,289	$197,399	$389,013	$394,314
Add:
Amortization of intangible assets associated with acquisitions for the dialysis and ancillary operations	6,713	6,867	6,827	13,580	13,709
Amortization of intangible assets associated with acquisitions for the HCP operations	35,298	34,852	33,088	70,150	66,450
Related income tax	(17,014)	(16,896)	(15,767)	(33,910)	(31,865)

	$230,721	$208,112	$221,547	$438,833	$442,608

Adjusted diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$0.95	$0.85	$0.92	$1.80	$1.84
Add:
Amortization of intangible assets per share associated with acquisitions for the dialysis and ancillary operations, net of tax	0.02	0.02	0.02	0.04	0.04
Amortization of intangible assets per share associated with acquisitions for the HCP operations, net of tax	0.09	0.10	0.09	0.19	0.18

	$1.06	$0.97	$1.03	$2.03	$2.06

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Operating income excluding a pre-tax contingent earn-out obligation adjustment and a pre-tax loss contingency reserve.

We believe that operating income excluding a pre-tax contingent earn-out obligation and a pre-tax loss contingency reserve, enhances a user’s understanding of our normal operating income for these periods by providing a measure that is meaningful because it excludes unusual amounts for an adjustment for HCP’s contingent earn-out obligation adjustment and for a loss contingency reserve related to the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, and accordingly, is comparable to prior periods and indicative of consistent operating income. This measure is not a measure of financial performance under GAAP and should not be considered as an alternative to operating income.

Operating income excluding a pre-tax contingent earn-out obligation adjustment and a pre-tax loss contingency reserve:

	Three months ended			Six months ended
	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Operating income	$484,295	$441,225	$522,020	$925,520	$688,881
Add (Less):
Contingent earn-out obligation adjustment	—	—	(56,977)	—	(56,977)
Loss contingency reserve	—	—	—	—	300,000

Adjusted operating income	$484,295	$441,225	$465,043	$925,520	$931,904

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita HealthCare Partners Inc. as well as the adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc., excluding a contingent earn-out obligation adjustment, enhances an investor’s understanding of DaVita HealthCare Partners Inc.’s effective income tax rate and DaVita HealthCare Partners Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities, and an unusual amount related to an adjustment to HCP’s contingent earn-out obligation adjustment, and is meaningful to an investor to fully understand the related income tax effects on DaVita HealthCare Partners Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita HealthCare Partners Inc. is as follows:

	Three months ended			Six months ended June 30, 2014
	June 30, 2014	March 31, 2014	June 30, 2013
Income from continuing operations before income taxes	$282,308	$336,588	$412,550	$618,896

Income tax expense	$100,887	$124,851	$129,192	$225,738

Effective income tax rate	35.7%	37.1%	31.3%	36.5%

	Three months ended			Six months ended June 30, 2014
	June 30, 2014	March 31, 2014	June 30, 2013
Income from continuing operations before income taxes	$282,308	$336,588	$412,550	$618,896
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(34,105)	(28,539)	(29,294)	(62,644)

Income before income taxes attributable to DaVita HealthCare Partners Inc.	$248,203	$308,049	$383,256	$556,252

Income tax expense	100,887	124,851	$129,192	$225,738
Less: Income tax attributable to noncontrolling interests	(367)	(91)	(312)	(458)

Income tax attributable to DaVita HealthCare Partners Inc.	$100,520	$124,760	$128,880	$225,280

Effective income tax rate attributable to DaVita HealthCare Partners Inc.	40.5%	40.5%	33.6%	40.5%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

Adjusted effective income tax rates attributable to DaVita HealthCare Partners Inc. excluding a contingent earn-out obligation adjustment:

	Three months ended			Six months ended June 30, 2014
	June 30, 2014	March 31, 2014	June 30, 2013
Income from continuing operations before income taxes	$282,308	$336,588	$412,550	$618,896
Less: Contingent earn-out obligation adjustment	—	—	(56,977)	—

	282,308	336,588	355,573	618,896
Less: Noncontrolling owners’ income primarily attributable to non- tax paying entities	(34,105)	(28,539)	(29,294)	(62,644)

Adjusted income before income taxes attributable to DaVita HealthCare Partners Inc.	$248,203	$308,049	$326,279	$556,252

Income tax expense	$100,887	$124,851	$129,192	$225,738
Less: Income tax attributable to noncontrolling interests	(367)	(91)	(312)	(458)

Adjusted income tax attributable to DaVita HealthCare Partners Inc.	$100,520	$124,760	$128,880	$225,280

Adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc.	40.5%	40.5%	39.5%	40.5%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita HealthCare Partners Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Six months ended June 30, 2014
	June 30, 2014	March 31, 2014	June 30, 2013
Cash provided by operating activities	$262,391	$419,107	$306,819	$681,498
Less: Distributions to noncontrolling interests	(32,671)	(33,147)	(30,280)	(65,818)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	229,720	385,960	276,539	615,680
Less: Expenditures for routine maintenance and information technology	(64,549)	(49,349)	(58,264)	(113,898)

Free cash flow	$165,171	$336,611	$218,275	$501,782

	Rolling 12-Month Period
	June 30, 2014	March 31, 2014	June 30, 2013
Cash provided by operating activities	$1,768,813	$1,813,241	$1,252,895
Less: Distributions to noncontrolling interests	(139,938)	(137,547)	(128,232)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	1,628,875	1,675,694	1,124,663
Less: Expenditures for routine maintenance and information technology	(278,707)	(272,422)	(253,473)

Free cash flow	$1,350,168	$1,403,272	$871,190

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Total care dollars under management

In California, as a result of our managed care administrative services agreements with hospitals, HCP does not assume the direct financial risk for institutional (hospital) services in most cases, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In cases where HCP does not assume the direct financial risk, HCP recognizes the surplus of institutional revenue less institutional expense as HCP net revenue. In addition to revenues recognized for financial reporting purposes, HCP measures its total care dollars under management, which includes the PMPM fee payable to third parties for institutional (hospital) services where HCP manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. HCP uses total care dollars under management as a supplement to GAAP revenues as it allows HCP to measure profit margins on a comparable basis across both the global capitation model (where HCP assumes the full financial risk for all services, including institutional services) and the risk sharing models (where HCP operates under managed care administrative services agreements where HCP does not assume the full risk). HCP believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that HCP has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments received from third parties that are recorded net of expenses in our accounting records. The following table reconciles total care dollars under management to medical revenues to the periods indicated.

	Three months ended			Six months ended June 30, 2014
	June 30, 2014	March 31, 2014	June 30, 2013
Medical revenues	$839,877	$827,831	$741,790	$1,667,709
Less: Risk share revenue, net	(8,924)	(29,558)	(20,504)	(38,482)
Add: Institutional capitation amounts	294,244	284,389	276,003	578,632

Total care dollars under management	$1,125,197	$1,082,662	$997,289	$2,207,859